BURLINGTON RESOURCES INC.
                            EARNINGS (LOSS) PER SHARE
                                  EXHIBIT 11.1
                                   (UNAUDITED)

                                                                                        THIRD QUARTER
                                                                             1996                          1995
                                                                  ---------------------------   ---------------------------
                                                                   Earnings         Shares         Loss           Shares
                                                                  ---------------------------   ---------------------------

                                                                       (Dollars in Millions, Except per Share Amounts)
Primary earnings (loss) per common share
   Net earnings (loss) available for common stock and
      weighted average number of common
      shares outstanding                                          $       59     125,230,379    $    (300)      126,544,811
   Stock options assumed exercised - net                                   -         497,096             -          500,225
                                                                  ----------     -----------    ----------      -----------

   Total net earnings (loss) and primary common shares            $       59     125,727,475    $    (300)      127,045,036
                                                                  ==========     ===========    ==========      ===========


   Primary earnings (loss) per common share                       $      .47                    $   (2.36)
                                                                  ==========                    ==========


Fully diluted earnings (loss) per common share
   Net earnings (loss) available for common stock and
      weighted average number of common
      shares outstanding                                          $       59     125,230,379    $    (300)      126,544,811
   Stock options assumed exercised - net                                   -         701,850             -          534,585
                                                                  ----------     -----------    ----------      -----------

   Total net earnings (loss) and fully diluted common shares      $       59     125,932,229    $    (300)      127,079,396
                                                                  ==========     ===========    ==========      ===========

   Fully diluted earnings (loss) per common share                 $      .47                    $   (2.36)
                                                                  ==========                    ==========

                                                                                        NINE MONTHS
                                                                             1996                          1995
                                                                  ---------------------------   ---------------------------
                                                                   Earnings       Shares           Loss           Shares
                                                                  ---------------------------   ---------------------------

                                                                       (Dollars in Millions, Except per Share Amounts)
Primary earnings (loss) per common share
   Net earnings (loss) available for common stock and
      weighted average number of common
      shares outstanding                                          $      145     125,819,192    $     (302)     126,552,172
   Stock options assumed exercised - net                                   -         516,514             -          496,903
                                                                  ----------     -----------    ----------      -----------

   Total net earnings (loss) and primary common shares            $      145     126,335,706    $     (302)     127,049,075
                                                                  ==========     ===========    ==========      ===========


   Primary earnings (loss) per common share                       $     1.15                    $    (2.38)
                                                                  ==========                    ==========


Fully diluted earnings (loss) per common share
   Net earnings (loss) available for common stock and
      weighted average number of common
      shares outstanding                                          $      145     125,819,192    $     (302)     126,552,172
   Stock options assumed exercised - net                                   -         712,835             -          599,903
                                                                  ----------     -----------    ----------      -----------


   Total net earnings (loss) and fully diluted common shares      $      145     126,532,027    $     (302)     127,152,075
                                                                  ==========     ===========    ==========      ===========

   Fully diluted earnings (loss) per common share                 $     1.15                    $    (2.38)
                                                                  ==========                    ==========

                                      -13-